                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

---------------------------------------------------------------------------------------------------------------------------------
                           DISTRIBUTIONS IN DOLLARS

                                    PRIOR                                                                                CURRENT
                 ORIGINAL       PRINCIPAL                                                 REALIZED      DEFERRED       PRINCIPAL
    CLASS      FACE VALUE         BALANCE      INTEREST       PRINCIPAL         TOTAL       LOSSES      INTEREST         BALANCE
---------------------------------------------------------------------------------------------------------------------------------
    SA               0.00            0.00     67,373.23            0.00     67,373.23         0.00          0.00            0.00
    A-1     22,266,203.00   15,413,310.00    104,912.56      979,945.80  1,084,858.36         0.00          0.00   14,433,364.20
    A-2      2,808,350.00    1,943,752.76     13,230.39      123,579.71    136,810.10         0.00          0.00    1,820,173.05
    B        1,671,637.11    1,652,418.79     11,247.39        2,354.51     13,601.90         0.00          0.00    1,650,064.27
    SB               0.00            0.00          0.00            0.00          0.00         0.00          0.00            0.00
    R                0.00      369,907.05          0.00            0.00          0.00    11,842.76     27,454.13      385,518.42



---------------------------------------------------------------------------------------------------------------------------------
TOTALS      26,746,190.11   19,379,388.60    196,763.57    1,105,880.02  1,302,643.59    11,842.76     27,454.13   18,289,119.95
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                   PASS-THROUGH
                                  PRIOR                                                 CURRENT                RATES
                              PRINCIPAL                                               PRINCIPAL
    CLASS          CUSIP        BALANCE      INTEREST     PRINCIPAL        TOTAL        BALANCE       CURRENT            NEXT
--------------------------------------------------------------------------------------------------------------------------------
    SA         23321PXL7       0.000000      2.518984      0.000000     2.518984       0.000000      4.171848%       4.181815%
    A-1        23321PXM5     692.228936      4.711740     44.010458    48.722198     648.218477      8.167945%       8.275513%
    A-2        23321PXN3     692.133374      4.711090     44.004383    48.715473     648.128991      8.167945%       8.275513%
    B          23321PXP8     988.503292      6.728368      1.408507     8.136876     987.094784      8.167945%       8.275513%
    SB         23321PXR4       0.000000      0.000000      0.000000     0.000000       0.000000      1.700000%       1.700000%
    R                          0.000000      0.000000      0.000000     0.000000       0.000000      8.167945%       8.275513%


--------------------------------------------------------------------------------------------------------------------------------
SELLER:                      Quality Mortgage, Inc.             ADMINISTRATOR:                            David C. West
SERVICER:              Temple-Inland Mortgage Corporation                                             Bankers Trust Company
LEAD UNDERWRITER:        DLJ Mortgage Securities Corp.                                                    3 Park Plaza
RECORD DATE:                    January 31, 1997                                                        Irvine, CA 92714
DISTRIBUTION DATE:             February 25, 1997                            FACTOR INFORMATION:          (800) 735-7777
--------------------------------------------------------------------------------------------------------------------------------

                     Page 1 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------

Distribution Date:                     February 25, 1997
------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:                         134,588.72
SERVICER ADVANCES OUTSTANDING:                                            0.00

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:         12,112.12
PLUS ADDITIONAL SERVICING FEES:                            0.00
                                                     ----------
                                                      12,112.12

LESS PERMITTED REDUCTIONS TO SERVICING FEES:          (5,126.49)
                                                     ----------
TOTAL SERVICING FEES DUE MASTER SERVICER:                             6,985.63

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                          5,274.36

------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
DELINQUENT
LOAN                                30-60                61-90          91 +
INFORMATION:                        DAYS                 DAYS           DAYS                      TOTAL
-------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                   1,157,535.13         877,504.51       882,997.69       2,918,037.33
NUMBER OF LOANS                               24                 14               19                 57
-------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
-------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                           0.00          77,404.76     2,643,718.53       2,721,123.29
NUMBER OF LOANS                                0                  2               45                 47
-------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
-------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                      47,037.70               0.00     1,073,409.54       1,179,808.00
NUMBER OF LOANS                                1                  0               28                 30
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
STATED PRINCIPAL BALANCE OF REO LOANS:                                             450,040.48
NUMBER OF REO LOANS:                                                                       11
BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                 NA

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:            19,379,388.60
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:          18,289,119.95

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                      386
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                         362

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                        14.789793%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                           14.907328%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                         100.000000%
CLASS B PREPAYMENT PERCENTAGE:                                                       0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                       1,070,632.42

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                       4.158315%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2,B & R:                           8.082020%
----------------------------------------------------------------------------------------------

                     Page 2 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

------------------------------------------------------------------------------

Distribution Date:                     February 25, 1997
------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  88.869980%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:               78.917762%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                9.952218%
CLASS B PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  9.022109%
CLASS R PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  2.107911%


CLASS SA UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS A-1 UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS A-2 UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS B UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS SB UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

CLASS R UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL
REMAINING AFTER DISTRIBUTION:                                           0.00

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:               639,581.72

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                   387,587.77

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                   100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                      37,544.59


EXCESS PROCEEDS DISTRIBUTED TO CLASS A-1:                               0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS A-2:                               0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS B:                                 0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS SB:                                0.00
EXCESS PROCEEDS DISTRIBUTED TO CLASS R:                                 0.00



CLASS SB ACCRUAL AMOUNT FOR CURRENT DISTRIBUTION:                  27,454.13
OUTSTANDING CLASS SB UNPAID INTEREST AMOUNT                       407,995.55

CLASS R ACCRUAL AMOUNT FOR CURRENT DISTRIBUTION:                    2,517.82
OUTSTANDING CLASS R UNPAID INTEREST AMOUNT                         15,864.50

-------------------------------------------------------------------------------
                      Page 3 of 4      (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-QE3

                         Statement To Certificateholders

                        *Mortgage Loan Liquidation Detail

Distribution Date:               February 25, 1997

------------------------------------------------------------------------------------------------------------------------------
                          Original            Cut-Off            Current         Realized   Net Liquidation    Liquidation
  Loan Number         Principal Balance  Principal Balance  Principal Balance      Loss         Proceeds           Date
------------------------------------------------------------------------------------------------------------------------------
00000000000005062848      13,800.00          13,781.42          13,563.56        13,563.56         0.00          01/30/97

                      Page 4 of 4     (c) COPYRIGHT 1997 Bankers Trust Company